                                                                      EXHIBIT 2

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                                     BY-LAWS

                                       OF

                           NOVELOS THERAPEUTICS, INC.

                             a Delaware corporation

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                                    ARTICLE I

                                  STOCKHOLDERS

         SECTION 1.1. Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting may be held at such place, within or without the State of Delaware.
as may be designated by or in the manner provided in the Certificate of
Incorporation or the By-Laws, or if not so designated, as the Board of Directors may from time to time determine. If pursuant to the Certificate of Incorporation or the By-Laws, the Board of Directors is authorized to determine the place of a meeting of stockholders, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the provisions of the General Corporation Law of the State of Delaware (the "DGCL").

         If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If such means are authorized, the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is, in fact, a stockholder or proxyholder. The Corporation shall also implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings. If a stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the
Corporation.

         SECTION 1.2. Special Meetings. A special meeting of stockholders may be called at any time by two or more directors or the Chairman of the Board or the
President

and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters appropriate for action at such a meeting proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

         SECTION 1.3. Notice of Meeting; Notice to Stockholders. For each meeting of stockholders, written notice shall be given stating the place, if any, date and hour, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and may vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 nor more than
60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

         Any notice given to a stockholder under any provision of the DCCL, the
Certificate of Incorporation or By-Laws shall be effective if given by a form of electronic transmission consented to by such stockholder. Any such consent shall be revocable by a stockholder by written notice to the Corporation and shall be deemed revoked under the circumstances described in the DCCL. Notice given to stockholders by electronic transmission shall be given as provided in the DCCL.

         SECTION 1.4. Quorum. Except as otherwise required by the DCCL or the
Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, unless otherwise provided in the DGCL or By-Laws, until a quorum is obtained.

         SECTION 1.5. Chairman and Secretary at Meeting. At each meeting of stockholders, the Chairman of the Board, or in such person's absence, the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated,. then the meeting shall choose a chairman by plurality vote. The Secretary, or in such person's absence, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 1.6.  Voting; Proxies. Except as otherwise provided by the DCCL or the Certificate of Incorporation:

                  (a) Each stockholder shall at every meeting of the
stockholders be entitled to one vote for each share of capital stock held by such stockholder.

                  (b) Each stockholder entitled to vote at a meeting of
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder.

                  (c) Directors shall be elected by a plurality vote.

                  (d) Each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter.

                  (e) Unless otherwise provided in the Certificate of
Incorporation, all elections of directors shall be by written ballot. Voting on all other matters need not be by written ballot unless ordered by the chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting and entitled to vote on such matter.

                  (f) If authorized by the Board of Directors, the requirement of a written ballot may be satisfied by a ballot submitted by electronic submission, accompanied by the information specified in the DGCL.

         SECTION 1.7. Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken.
Except as provided in the next succeeding sentence, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 1.8. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A

telegram, cablegram or other electronic transmission consenting to action shall be deemed to be written, signed and dated provided that it sets forth or is delivered with information from which the Corporation can determine that it was transmitted by the stockholder, proxyholder or by a person authorized to act for the stockholder or proxyholder and the date on which it was transmitted. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until there shall have been compliance with applicable provisions of the DGCL. Notice of the taking of such action shall be given promptly to each stockholder that did not consent thereto in writing to the extent such notice is required by the provisions of the DCCL.

         SECTION 1.9. List of Stockholders Entitled to Vote. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared. Such list shall be open to the examination of any stockholder (as defined in Section 220 of the DGCL or any successor statute) for any proper purpose, for a period of at least 10 days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or, (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         SECTION 1.10. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of
Directors adopts the resolution relating thereto.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.1. Number; Term of Office; Qualifications; Vacancies. The
number of the directors constituting the entire Board of Directors shall be the number, not less than one nor more than 15, fixed from tune to time by resolution of the Board of Directors. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be one. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualify. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualify.

         SECTION 2.2. Resignation. Any director of the Corporation may resign at any time by giving written notice or by electronic transmission, as defined in the DGCL, of such resignation to the Board of Directors or the Secretary of the
Corporation. Any such resignation shall take effect at the time specified therein or, if no tlime is specified, upon receipt thereof by the Board of
Directors or the Secretary; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

         SECTION 2.3. Removal. Subject to the provisions of the DGCL, any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

         SECTION 2.4. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of
Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

         SECTION 2.5. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by any one of them or by the
Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or

without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven days before the day fixed for the meeting addressed to each director at such person's address as it appears on the
Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by facsimile or telegraph, or by delivery of the notice by telephone or in person, in each case at least 48 hours before the time fixed for the meeting.

         SECTION 2.6. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in such person's absence, by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in such person's absence, an
Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting,

         SECTION 2.7. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one)
may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 2.8. Meeting by Telephone. Unless otherwise restricted by the
Certificate of Incorporation or By-Laws, members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting,

         SECTION 2.9. Action Without Meeting. Unless otherwise restricted by the
Certificate of Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee. The filing of such electronic transmission or transmissions shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

         SECTION 2.10. Committees of the Board. The Board of Directors may, by
resolution passed by the Board of Directors, designate one or more committees, each such committee to have such name and to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have such power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any By-Law. In the event of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         SECTION 2.11. Compensation. No director shall receive any stated salary for such person's services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board of
Directors.

                                   ARTICLE III

                                    OFFICERS

         SECTION 3.1. Election; Qualification. The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect a Chairman of the
Board, one or more Vice Presidents, one or more Assistant Secretaries, one
Treasurer, one or more Assistant Treasurers, one Controller, one or more
Assistant Controllers and such other officers as it may from time to time determine. The Board of Directors shall also determine which of the officers shall hold the offices of Chief Executive Officer, Chief Operating Officer and
Chief Financial Officer, if any. Any officer other than the Chairman of the
Board (who shall be a director of the Corporation) may, but is not required to, be a director of the Corporation. Two or more offices may be held by the same person.

         SECTION 3.2. Term of Office. Each officer shall hold office from the time of such person's election and qualification to the time at which such person's successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

         SECTION 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation.
Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.4. Removal. Any officer may be removed at any time, with or without cause, by the vote of the Board of Directors.

         SECTION 3.5. Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

         SECTION 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

         SECTION 3.7. Duties of Officers. Officers of the Corporation shall, unless otherwise determined by the Board of Directors, have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be set forth in the By-Laws or as may from time to time be specifically conferred or imposed by the Board of Directors.

                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 4.1. Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the
Board, the President or a Vice President and by the Treasurer or an Assistant
Treasurer or the Secretary or an Assistant Secretary. Any of or all the
signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         SECTION 4.2. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

         SECTION 4.3. Redemption of Stock. Any stock of any class or series may be made subject to redemption by the Corporation at its option or at the option of the holders of such stock upon the happening of a specified event; provided, however, that immediately following any such redemption, the Corporation shall have outstanding one or more shares of one or more classes or series of stock, which share or shares together shall have full voting powers.

         SECTION 4.4. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

         SECTION 4.5. Lost, Stolen,. Destroyed or Mutilated Certificates. The
Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or such owner's legal representative (a) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (b) unless the Board of Directors otherwise determines, files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any

such stock certificate or the issuance of any such new stock certificate; and
(c) satisfies such other terms and conditions as the Board of Directors may from time to tome prescribe.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1. Indemnification. The Corporation shall, to the fullest extent permitted by the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said statute from and against any and all of the expenses, liabilities or other matters referred to in or covered by said statute, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of stockholders, resolution of directors, agreement or otherwise, as permitted by said statute, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. This Section
5.1 shall be construed to give the Corporation the broadest power permissible by the DGCL, as it now stands and as from time to time amended.

         SECTION 5.2. Waiver of Notice. Whenever notice is required by the
Certificate of Incorporation, the By-Laws or any provision of the DGCL, a written or electronically transmitted waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

         SECTION 5.3. Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

         SECTION 5.4. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to tome prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE VI

                              AMENDMENT OF BY-LAWS

         SECTION 6.1. By Stockholders. All by-laws of the Corporation shaft be subject to alteration or repeal, and new by-laws may be made, by a majority of the votes cast by the shares at the time entitled to vote in the election of directors.

         SECTION 6.2. By Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the
Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article VI above provided may alter, amend or repeal by-laws made by the Board of Directors.